Exhibit 99.2

Cyclacel Pharmaceuticals, Inc.

Cyclacel Pharmaceuticals ANNOUNCES CLOSING OF $8.0 MILLION PRIVATE PLACEMENT

PRICED AT-THE-MARKET UNDER NASDAQ RULES

BERKELEY HEIGHTS, NJ, May 2, 2024 -- Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; "Cyclacel" or the "Company"), a biopharmaceutical company developing innovative medicines based on cancer cell biology, today announced that it has closed its previously announced private placement for the purchase and sale of 4,968,945 shares of common stock (or pre-funded warrants in lieu thereof), series A warrants to purchase up to 4,968,945 shares of common stock and short-term series B warrants to purchase up to 4,968,945 shares of common stock at a purchase price of $1.61 per share of common stock (or per pre-funded warrant in lieu thereof) and accompanying warrants priced at-the-market under Nasdaq rules. The series A warrants and short-term series B warrants have an exercise price of $1.36 per share and are exercisable immediately upon issuance. The series A warrants expire five and one-half years from the date of issuance and the short-term series B warrants expire eighteen months from the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the offering were approximately $8.0 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with investors, the Company has agreed to file a resale registration statement covering the securities described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a clinical-stage, biopharmaceutical company developing innovative cancer medicines based on cell cycle, transcriptional regulation and mitosis biology. The transcriptional regulation program is evaluating fadraciclib, a CDK2/9 inhibitor, and the anti-mitotic program CYC140, a PLK1 inhibitor, in patients with both solid tumors and hematological malignancies. Cyclacel's strategy is to build a diversified biopharmaceutical business based on a pipeline of novel drug candidates addressing oncology and hematology indications. For additional information, please visit www.cyclacel.com.

Forward-looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements related to the intended use of proceeds from the private placement. Factors that may cause actual results to differ materially include market and other conditions, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Cyclacel may not obtain approval to market its product candidates, the risks associated with reliance on outside financing to meet capital requirements, the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates and Cyclacel’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and other filings we file with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Company:	Paul McBarron, (908) 517-7330, pmcbarron@cyclacel.com
Investor Relations:	Grace Kim, IR@cyclacel.com

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